Exhibit (a)(1)(iv)(b)
Form of Notice of Withdrawal of Tender for Clients of Merrill Financial Advisors

NOTICE OF WITHDRAWAL OF TENDER
 Regarding Class A Units and Class I Units
of
CPG CARLYLE FUND, LLC
 Tendered Pursuant to the Offer to Purchase Dated September 26, 2016
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY ON MONDAY, OCTOBER 24, 2016, AT 12:00 MIDNIGHT, NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Should you wish to withdraw your tender in accordance with Section 5 of the Offer to Purchase, please complete this Notice of Withdrawal and mail or fax it to your Merrill Lynch, Pierce, Fenner & Smith, Inc. Financial Advisor ("Merrill FA").  You are responsible for confirming that this Notice of Withdrawal is received by your Merrill FA.  If you fail to confirm receipt with your Merrill FA of this Notice of Withdrawal, there can be no assurance that any withdrawal you may make will be honored by the Fund.

CPG CARLYLE FUND, LLC
Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned.
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Co-Signatory
and Title: